Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT

TO

CREDIT AGREEMENT

dated as of

April 29, 2005

among

GOODRICH PETROLEUM COMPANY, L.L.C.,

as Borrower,

BNP PARIBAS,

as Agent,

and

The Lenders Party Hereto

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of April 29, 2005, is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (“Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as agent (in such capacity, together with its successors in such capacity, “Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.

R E C I T A L S

A. Borrower, Agent and the Lenders are parties to that certain Credit Agreement dated as of November 9, 2001, as amended and restated on February 25, 2005 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.

B. Borrower has requested, and the Lenders have agreed, to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this First Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.1. The definition of “Term Availability Period” is hereby amended in its entirety to read as follows:

“Term Availability Period” means the period from and including the Closing Date to but excluding the second anniversary of the Closing Date.

2.2 Amendment to Section 2.2(d). Section 2.2(d) is hereby amended in its entirety to read as follows:

“(d) The Term Borrowings are not revolving in nature, and amounts repaid or prepaid may not be reborrowed under any circumstance; provided that Borrower may repay and reborrow the Initial Term Borrowing as permitted by Section 3.2(c)(iii). Any portion of the Term Commitments not utilized by Borrower before the expiration of the Term Availability Period shall be permanently canceled (except in the case of that portion of the Term Commitments related to the reborrowing of the Initial Term Borrowing as permitted by Section 3.2(c)(iii), which portion shall be permanently canceled if not utilized by the Borrower before the first anniversary of the Closing Date).”

2.3 Amendment to Section 2.3(b)(i). The parenthetical in line six of Section 2.3(b)(i) is hereby amended in its entirety to read as follows:

“(which shall be the Closing Date in the case of the initial funding of the Initial Term Borrowing and a Business Day in the case of the reborrowing of the Initial Term Borrowing pursuant to Section 3.2(c)(iii))”

2.4 Amendment to Section 3.2(a). Section 3.2(a) is hereby amended by adding the following after the last line thereof:

“Notwithstanding the foregoing, (i) interest accrued pursuant to Section 3.5 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Borrowing (other than an optional prepayment of a Base-Rate Borrowing prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any LIBOR-Rate Borrowing prior to the end of the current Interest Period therefor, accrued interest on such LIBOR-Rate Borrowing shall be payable on the effective date of such conversion.”

2.5 Amendment to Section 3.2(c). Section 3.2(c) is hereby amended in its entirety to read as follows:

“(c) Term Facility Principal.

(i) The Term Principal Debt under the Term Facility is due and payable on the Termination Date.

(ii) Borrower may at any time prepay, without penalty and in whole or in part, the Term Principal Debt under the Term Facility provided that (A) after giving effect to such prepayment, the unused portion of the Revolving Commitment is greater than or equal to $5,000,000 or the Revolving Principal Debt has been paid in full and the Revolving Commitments have been terminated, (B) each voluntary partial prepayment must be in a principal amount not less than $500,000 or a greater integral multiple of $100,000 and (C) Borrower shall pay any related Funding Loss upon demand.

(iii) Notwithstanding anything to the contrary contained in Section 3.2(c)(ii), Borrower may (one time only) prepay, without penalty, all, but not less than all, of the outstanding principal amount of the Initial Term Borrowing with the proceeds of an equity offering made by Borrower on or before May 30, 2005, provided that (A) such prepayment is made within 30 days after the date of such equity offering and (B) Borrower shall pay all accrued and unpaid interest in respect thereof and any related Funding Loss upon the date of such prepayment. In the event of such prepayment, subject to the terms and conditions hereof, Borrower may at any time during the period from and including the date of such prepayment to but excluding the first anniversary of the Closing Date reborrow all, but not less than all, of the Initial Term Borrowing. In such event, each

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Lender severally but not jointly agrees to lend to Borrower on the date requested in the Borrowing Request given by Borrower in accordance with Section 2.3(b)(i) an amount equal to that Lender’s Term Commitment Percentage (in an amount not to exceed such Lender’s Term Commitment then in effect) of an aggregate principal amount equal to the Initial Term Borrowing ($7,500,000); provided that if Borrower elects to reborrow the Initial Term Borrowing as aforesaid, any amounts subsequently prepaid or repaid in respect thereof may not be reborrowed under any circumstance.”

2.6 Amendment to Article IV. Article IV is hereby amended to add the following new Section 4.5 to read as follows:

“Section 4.5 Term Commitment Fee. If Borrower prepays the Initial Term Borrowing with the proceeds of an equity offering as permitted by Section 3.2(c)(iii), Borrower agrees to pay to Agent for the account of each Lender a term commitment fee, which shall accrue at .50% on the average daily amount of the unused amount of the commitment of such Lender in respect of the Initial Term Borrowing during the period from and including the date of such prepayment to but excluding the earlier of (i) the date that Borrower reborrows the Initial Term Borrowing pursuant to Section 3.2(c)(iii) or (ii) the first anniversary of the Closing Date. Accrued term commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the earlier of (i) the date that Borrower reborrows the Initial Term Borrowing as permitted by Section 3.2(c)(iii) or (ii) the first anniversary of the Closing Date, commencing on the first such date to occur after the date of such prepayment. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the highest lawful non-usurious rate permitted by applicable law, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).”

Section 3. Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 14.8 of the Credit Agreement) (the “Effective Date”):

3.1 Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this First Amendment on or prior to the Effective Date.

3.2 Agent shall have received from the Lenders and Borrower, counterparts (in such number as may be requested by Agent) of this First Amendment signed on behalf of such Persons.

3.3 Agent shall have received such other documents as Agent or special counsel to Agent may reasonably request.

3.4 No Default shall have occurred and be continuing, after giving effect to the terms of this First Amendment.

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Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. Borrower and each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since February 25, 2005, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Event.

4.3 Loan Document. This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.

	By:	/s/ D. HUGHES WATLER, JR.
D. Hughes Watler, Jr.
Senior Vice President and
Chief Financial Officer

GUARANTORS:	GOODRICH PETROLEUM CORPORATION

	By:	/s/ D. HUGHES WATLER, JR.
D. Hughes Watler, Jr.
Senior Vice President and
Chief Financial Officer

GOODRICH PETROLEUM COMPANY – LAFITTE, L.L.C.

	By:	/s/ D. HUGHES WATLER, JR.
D. Hughes Watler, Jr.
Senior Vice President and
Chief Financial Officer

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AGENT:	BNP PARIBAS, as a Lender and as Agent

	By:	/s/ BRIAN MALONE
Brian Malone
Managing Director

	By:	/s/ POLLY SCHOTT
Polly Schott
Vice President

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